Exhibit 10.2

INCREASE JOINDER

To:                      Wachovia Bank, National Association as Administrative Agent under the Credit Agreement referred to below

Dated:    May 30, 2006

Reference is hereby made to the Fourth Amended and Restated Credit Agreement dated as of May 3, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among YOUNG BROADCASTING INC., a Delaware corporation (“Borrower”), the lenders from time to time party thereto (the “Lenders”), WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the lenders, LEHMAN COMMERCIAL PAPER INC. and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as co-syndication agents, and WACHOVIA CAPITAL MARKETS, LLC, LEHMAN BROTHERS INC. and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as joint lead arrangers and joint lead bookrunners.  Terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, Borrower may from time to time request Incremental Term Loans and related Incremental Term Loan Commitments in an aggregate amount not to exceed $50,000,000, subject to the terms and conditions set forth therein;

WHEREAS, Wachovia Bank, National Association (the “Incremental Term Lender”) has agreed, subject to the terms and conditions set forth herein and in the Credit Agreement, to make an Incremental Term Loan and provide a related Incremental Term Loan Commitment to Borrower in an amount of $50,000,000, the proceeds of which will be used as working capital and to pay related fees and expenses; and

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, Borrower and the Administrative Agent may enter into an Increase Joinder without the consent of any other Lenders to effect such amendments to the Credit Agreement as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of Section 2.20 of the Credit Agreement.

NOW, THEREFORE:

SECTION 1.           Incremental Amendment.

(a)           This amendment (this “Increase Joinder”) is an Increase Joinder referred to in Section 2.20 of the Credit Agreement, and Borrower and the Incremental Term Lender hereby agree and notify you that:

(i)            the total Incremental Term Loan Commitment of the Incremental Term Lender is $50,000,000; and

(ii)           subject to the satisfaction of the conditions set forth in clauses (A) through (C) below, the funding of the Incremental Term Loan will occur in one drawing upon Borrower’s request in accordance with Section 2.02 of the Credit Agreement (provided that the Increase Effective Date shall be the date hereof).  In the event that all or any portion of the Incremental Term Loan is not borrowed on or before the date hereof, the unborrowed portion of the Incremental Term Loan Commitment shall automatically terminate on such date unless the Incremental Term Lender shall, in its sole discretion, agree to an extension.

(A)          each of the conditions set forth in Section 3.02 of the Credit Agreement shall be satisfied;

(B)           no Default shall have occurred and be continuing or would result after giving effect to the making of the Incremental Term Loan and

(C)           Borrower shall have delivered or caused to be delivered any other certificates, documents and opinions reasonably requested by the Administrative Agent in connection with the making of the Incremental Term Loan.

(b)           Each of the Incremental Term Lender and Borrower hereby agrees that the Incremental Term Loan made pursuant to this Increase Joinder will be a Term Loan and any lender with an outstanding Incremental Term Loan will be a Term Lender, in each case for any and all purposes under the Credit Agreement, and (A) shall rank pari passu in right of payment and right of security in respect of the Collateral with the existing Term Loans and (B) shall have the same terms as Term Loans existing immediately prior to the effectiveness of this Increase Joinder after giving effect to the First Amendment, except that the Borrower shall make quarterly principal payments on the Incremental Term Loans in an amount equal to 0.25% of the aggregate amount of Incremental Term Loans borrowed, payable on the last Business Day of each quarter, commencing on June 30, 2006.

(c)           Borrower covenants and agrees that the proceeds of the Incremental Term Loan shall be used by Borrower as working capital and to pay related fees and expenses.

SECTION 2.           Representations, Warranties and Covenants.  The Borrower represents, warrants and covenants to the Administrative Agent and to the Incremental Term Lender that:

(a)           this Increase Joinder has been duly authorized, executed and delivered by them and constitutes a legal, valid and binding obligation of each Loan Party party hereto, enforceable against such Loan Party in accordance with its terms;

(b)           after giving effect to this Increase Joinder, the representations and warranties set forth in Article IV of the Credit Agreement and the other Loan Documents will be true and correct with the same effect as if made on and as of the date hereof (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

(c)           each of the conditions to requesting Incremental Term Loans set forth in clause (b) of Section 2.20 of the Credit Agreement is satisfied on the date of entering into this Increase Joinder and will be satisfied on the date of borrowing of the Incremental Term Loan, as applicable.

SECTION 3.           Conditions to Effectiveness.  This Increase Joinder shall become effective when:

(a)           the Administrative Agent shall have received counterparts of this Increase Joinder that, when taken together, bear the signatures of each Loan Party party hereto and the Incremental Term Lender;

(b)           the representations and warranties set forth in Section 2 hereof are true and correct (as set forth on an officer’s certificate delivered to the Administrative Agent and the Incremental Term Lender); and

(c)           all fees and expenses required to be paid or reimbursed by Borrower pursuant to the Credit Agreement, including all invoiced fees and expenses of counsel to the Administrative Agent and Incremental Term Lender, shall have been paid or reimbursed, on or prior to effectiveness as applicable.

SECTION 4.           Roles.  Wachovia Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated shall act as Joint Lead Arrangers and Joint Lead Bookrunners with respect to this Increase Joinder, but in such capacities shall not have any obligations, duties or responsibilities, nor shall incur any liabilities, under this Increase Joinder or any other Loan Document.

SECTION 5.           Applicable Law.  THIS INCREASE JOINDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.  SECTION 8.11 OF THE CREDIT AGREEMENT SHALL APPLY TO THIS INCREASE JOINDER.

SECTION 6.           Credit Agreement; Loan Document.  Except as expressly set forth herein, this Increase Joinder shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  For the avoidance of doubt, this Increase Joinder shall be deemed to be a “Loan Document” within the meaning of the Credit Agreement.

SECTION 7.           Counterparts.  This Increase Joinder may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement.  Delivery of an executed counterpart of a signature page of this Increase Joinder by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Increase Joinder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Increase Joinder to be duly executed by their authorized officers as of the date set forth above.

YOUNG BROADCASTING INC.

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Incremental Term Lender

By:
Name:
Title:

CONSENTED TO:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title: